Exhibit 10.7
GENIUS PRODUCTS, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 21, 2006 by and between Genius Products, Inc., a Delaware corporation (the “Company”), and The Weinstein Company LLC, a Delaware limited liability company for itself and on behalf of all other Holders of Registrable Securities (the “Investor”).

WHEREAS, the Company and the Investor are parties to that certain Master Contribution Agreement, dated as of December 5, 2005, as amended (the “Contribution Agreement”), pursuant to which, among other things, the Company agreed to contribute substantially all of its assets and certain liabilities to The Weinstein Company Funding LLC, a Delaware limited liability company (which has been renamed “Genius Products, LLC” prior to the date hereof) (the “Distributor”), and as a result thereof the Company and the other members of the Distributor will have specified membership interests in the Distributor as set forth therein.

WHEREAS, the sole asset of the Distributor prior to the contribution of assets and liabilities by the Company will be home video distribution rights with respect to certain entertainment properties of the Investor pursuant to the Video Distribution Agreement (as such term is defined in the Contribution Agreement).

WHEREAS, the obligations in the Contribution Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Investor and the Company.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Registration Rights.

1.1	Definitions.

For purposes of this Agreement:

(a)    “Class W Units” means that certain class of units granted to the Investor pursuant to the Contribution Agreement, which units represent a membership interest in the Distributor.

(b)    “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

(c)    “Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including, without limitation, a contract of sale).

(d)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)    “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act.

(g)    “Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an affiliate thereof or any other financial institution or third party.

(h)    “Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Registrable Class Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i)    transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

(ii)  transactions pursuant to which a Holder sells short Registrable Class Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position; and

(iii)  transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act.

(i)    “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(j)    “Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006, by and among the Company, the Investor and the Distributor.

(k)    “Public Sale” means any sale of Registrable Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

(l)    “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m)    “Registrable Class Securities” means securities of the Company that are of the same class and series as the Registrable Securities.

(n)    “Registrable Securities” means (i) the Common Stock issued or issuable upon redemption of the Class W Units pursuant to the Limited Liability Company Agreement; (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above; and (iii) any other securities of the Company acquired by the Investor or its affiliates after the date of this Agreement; provided, that Registrable Securities shall not include shares of Common Stock previously (A) sold in a Public Sale or (B) sold in a transaction in which the transferor’s rights are not assigned.

(o)    The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(p)    The term “SEC” means the Securities and Exchange Commission.

(q)    “Securities Act” means the Securities Act of 1933, as amended.

1.2	Request for Registration.

(a)    If the Company shall receive a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 10% of the Registrable Securities then outstanding, or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $2.5 million, then the Company shall:

(i)  within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii)  use reasonable best efforts to effect promptly, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), in a written request received by the Company within twenty (20) days of the making of the notice pursuant to Section 1.2(a)(i).

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of the filing of the registration statement; provided, however, that the number of shares of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s chief executive officer or the chairman of the board of directors of the Company (the “Board”) stating that in the good faith judgment of the Board, as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, that the Company may not utilize this right more than once in any twelve-month period; provided further, that this right is cumulative to the right under Section 1.4(b)(iii) such that the Company may only defer the filing of a registration statement under Section 1.2(c) or Section 1.4(b)(iii) once in any twelve-month period.

(d)    In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)  After the Company has effected five (5) registrations pursuant to this Section 1.2, and such registration statement has been declared or ordered effective; provided, that if such request pursuant to this Section 1.2 is subsequently withdrawn by the requester in writing, it shall not be counted against the limitation of requests set forth in this Section 1.2(d)(i), provided further, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (A) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Initiating Holder(s) included in such registration have actually been sold thereunder and (B) has remained effective for a period of at least 180 days;

(ii)    If the Company has effected a registration pursuant to this Section 1.2 within the preceding six (6) months, and such registration has been declared or ordered effective;

(iii)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; and

(iv)    In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

1.3	Company Registration.

(a)    If (but without any obligation to do so) the Company proposes to register any of its capital stock under the Securities Act for its own account or the account of any of its stockholders with registration rights (other than in connection with a registration effected solely to implement an employee benefit plan or a business combination transaction or any other similar transaction for which a registration statement on Form S-4 under the Securities Act or any comparable successor form is applicable), the Company will promptly give written notice thereof to the Holders of Registrable Securities at least thirty (30) days prior to the filing of such registration statement, or such lesser time that is reasonable taking into account the Company’s contractual obligation to file such registration statement. Upon the written request of each Holder given within twenty (20) days after the giving of such notice by the Company, the Company shall, subject to the provisions of this Section 1.3 and the Company’s contractual limitations on including other securities in such registration statement, cause to be registered under the Securities Act in such registration statement all of the Registrable Securities that each such Holder has requested to be registered.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Regardless of any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a reduction in the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first, to the Company (or, if such registration is effected by the Company for stockholders with registration rights other than the Holders, such stockholders); second, to the Holders on a pro rata basis based on the total number of Registrable Securities owned by the Holders; and third, to any other stockholders of the Company (other than a Holder) on a pro rata basis; provided, that any such reduction of shares included by Holders shall be borne pro rata based on the number of shares requested to be sold by such Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

1.4	Form S-3 Registration.

Notwithstanding anything in Section 1.2 or Section 1.3 to the contrary, in case the Company shall receive from any Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the Company is then eligible to use Form S-3 for the resale of Registrable Securities, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    promptly effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)    if Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2.5 million;

(iii)    if the Company shall furnish to the Holders a certificate signed by the Company’s chief executive officer or chairman of the Board stating that in the good faith judgment of the Board as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, that the Company shall not utilize this right more than once in any twelve-month period; provided further, that this right is cumulative to the right under Section 1.2(c) such that the Company may only defer the filing of a registration statement under Section 1.2(c) or Section 1.4(b)(iii) once in any twelve-month period;

(iv)    if the Company has, within the six (6) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.3, provided, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (A) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Initiating Holder(s) included in such registration have actually been sold thereunder and (B) has remained effective for a period of at least 180 days; or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 or Section 1.3 respectively.

(d)    If the Holders intend to distribute the Registrable Securities covered by their request under this Section 1.4 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in subsection 1.4(a). The underwriter or underwriters will be selected by a majority in interest of the Holders participating in such registration and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in the registration and the Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.4, if the managing underwriter advises the Company and the Holders participating in such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders thereof, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of the filing of the registration statement; provided, however, that the number of shares of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(e)    Ordinary S-3 Registration Statement. Notwithstanding the foregoing, if the Company shall receive from any Holders of Registrable Securities then outstanding a written request or requests under Section 1.4 that the Company effect a registration statement on Form S-3 that includes only those items and that information that is required to be included in parts I and II of such Form, and does not include any additional or extraneous items of information (e.g. a lengthy description of the Company or the Company’s business) (an “Ordinary S-3 Registration Statement”), then Section 1.4(b)(iv) shall not apply to such Ordinary S-3 Registration Statement request.

1.5	Obligations of the Company.

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (i) the Holders have sold all of such Registrable Securities and (ii) the Holders may sell all of such Registrable Securities on a single day or pursuant to Rule 144(k) promulgated under the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided that before filing a registration statement, or any amendments or supplements thereto, the Company will furnish to counsel selected by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel.

(c)    Furnish to the Holders and any Hedging Counterparty, if any, such numbers of copies of such registration statement, the prospectus included in such registration statement (including each preliminary prospectus, summary prospectus and Free Writing Prospectus), and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by such Holder or Hedging Counterparty.

(d)    Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    Cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

(f)    Notify each Holder of Registrable Securities covered by such registration statement and any Hedging Counterparty, if applicable, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder or Hedging Counterparty, prepare and furnish to such Holder and Hedging Counterparty a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such amended or supplemental prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Cause all such Registrable Securities registered pursuant to this Agreement to be listed on any securities exchange on which any shares of the Common Stock are then listed.

(h)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)    Enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 1.9 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities, a Hedging Counterparty, if any, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities or any Registrable Class Securities in connection with any Hedging Transaction.

(j)    Obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of shares of such Registrable Securities, or in connection with a Hedging Transaction, a Hedging Counterparty, shall reasonably request.

(k)    Make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement, by any Hedging Counterparty, and by any attorney, accountant or other agent retained by any such seller, any such underwriter, or any such Hedging Counterparty all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, Hedging Counterparty, attorney, accountant or agent in connection with such registration statement.

(l)    Obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent, and, in connection with a Hedging Transaction, to any Hedging Counterparty, an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel.

(m)    Use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus relating to such registration statement, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

(n)    Respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the Commission will not review the registration statement or after it has satisfied comments received from the SEC.

(o)    Immediately notify the Holders of Registrable Securities to be sold and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement, or of any order preventing or suspending the use of any preliminary prospectus relating to such registration statement, or the initiation of any proceedings for such purpose(s), (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the discovery of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a registration statement, prospectus or any such document so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate. In the event a registration statement is interfered with by any event of the kind described in clauses (iv) through (vii) of the first sentence of this Section 1.5(o), such registration shall not be deemed “effected” for purposes of Section 1.2(d) or Section 1.4(b).

(p)    If requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

(q)    Cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request.

(r)    Cooperate with each seller of Registrable Securities, any Hedging Counterparty, and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

(s)    With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Holders.

(t)    Make all required filings of all Free Writing Prospectuses with the Commission.

1.6	Registration In Connection With Hedging Transactions.

(a)    The Company acknowledges that from time to time a Holder may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. Notwithstanding anything to the contrary provided herein, the Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the Holder (after good faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its best efforts to take such actions (which may include among other things, the filing of a post-effective amendment to any shelf registration statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transactions or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities.

(b)    The Company agrees to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the Holder and the Hedging Counterparty describing such Hedging Transaction.

(c)    Any information regarding the Hedging Transaction included in a registration statement or prospectus pursuant to this Section 1.6 shall be deemed to be information provided by the Holder selling Registrable Securities pursuant to such registration statement or prospectus for purposes of Section 1.5 of this Agreement.

(d)    If in connection with a Hedging Transaction a Hedging Counterparty or any affiliate thereof is (or may be considered) an underwriter or selling securityholder, then it shall be required to provide customary indemnities to the Company regarding itself, the plan of distribution and like matters.

1.7	Furnish Information; Limitation of Obligations.

(a)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

(b)    The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 if, due to any Holder’s failure to provide information provided by subsection 1.7(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.4(b)(ii), whichever is applicable.

1.8	Expenses of Registrations.

All expenses other than underwriting discounts and commissions incurred in connection with registrations pursuant to this Section 1, including without limitation all registration, filing and qualification fees, printers’ and accounting fees and reasonable fees and disbursements of counsel for the Company and one counsel for the participating Holders, shall be borne by the Company; provided, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.2 or Section 1.4 as applicable, if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear all such expenses incurred), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit one demand registration pursuant to Section 1.2.

1.9	Indemnification.

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, their respective affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the partners, officers, directors members, representatives, agents and employees of each Holder, and each such person (collectively, the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including without limitation any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case to any Holder Indemnified Party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder Indemnified Party under an instrument duly executed by any such Holder Indemnified Party expressly for use in connection with such registration by such Holder; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder Indemnified Party to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. For purposes of the last proviso to the immediately preceding sentence, the term “prospectus” shall not be deemed to include the documents, if any, incorporated therein by reference, and no person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the transfer of such securities.

(b)    To the extent permitted by law, each Holder shall, if shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other stockholder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration; and each Holder shall reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such violation; provided, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; provided further, that the liability of each Holder under this Section 1.9(b) shall be limited to an amount equal to the net proceeds actually received and retained by such Holder in the registered public offering out of which such liability arises, unless such liability arises out of or is based on willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder that is a selling party under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)  The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10	Rule 144 Reporting.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable best efforts to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

1.11	Assignment of Registration Rights.

A Holder may assign any or all of its rights hereunder (but only with all related obligations) to any person or entity to whom the Investor may transfer or assign its Class W Units or an interest therein under the terms of the Limited Liability Company Agreement; provided, that: (i) the Company is, within ten (10) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.12	Limitations on Subsequent Registration Rights.

The Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant to such holder or prospective holder registration rights superior to or on parity with those granted under this Section 1.

1.13	Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in this Section 1 after such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder or other person with whom such Holder must aggregate sales under Rule 144 of the Securities Act) can be sold without restriction (including volume and manner-of-sale restrictions) on a single day without registration in compliance with Rule 144 of the Securities Act (or any similar provision then in effect) and such Holder has received, upon such Holder’s request, an opinion of counsel to the Company to that effect.

2.	Right of First Offer.

2.1	Grant of Right of First Offer.

Subject to (a) the terms and conditions specified in this Section 2, (b) applicable law and any listing requirements and (c) Section 4.13 of that certain Securities Purchase Agreement, dated March 2, 2005, by and among the Company and the purchasers signatory thereto, the Company hereby grants to the Investor a right of first offer with respect to future sales by the Company or any of its subsidiaries of any shares of, or securities convertible into or exercisable for any shares of, any class of its or any of its subsidiaries’ capital stock (“Shares”) to any person or entity (as determined pursuant to Section 2.2(b) below).

2.2	Procedure.

Each time the Company proposes to offer to any person or entity any Shares, the Company shall first make an offering of such Shares to the Investor in accordance with the following provisions:

(a)    The Company shall deliver a notice (“Notice”) to the Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)    Within 5 business days after delivery of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, the Shares being offered.

(c)    If all Shares that the Investor is entitled to obtain pursuant to Section 2.2(b) above are not elected to be obtained as provided in Section 2.2(b) above, the Company may, during the 90-day period following the expiration of the period provided in Section 2.2(b) above, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

(d)    The right of first offer in this Section 2 shall not be applicable to the issuance of securities: (i) to employees, officers, directors or consultants to the Company as incentive compensation; (ii) pursuant to the conversion or exercise of convertible or exercisable securities previously offered; (iii) in connection with an acquisition of or by the Company, whether by merger, acquisition, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by the Board; (iv) in connection with collaborative or strategic partnership arrangements approved by the Board; or (v) in connection with bona fide commercial lending or leasing arrangements approved by the Board.

2.3	Termination of Right of First Offer.

The right of first offer set forth in this Section 2 shall terminate and be of no further force or effect immediately from and after the time the Investor and its affiliates cease to beneficially own at least 20% of the outstanding capital stock of the Company.

3.	Representations and Warranties of the Company.

The Company represents and warrants to the Holders as follows:

3.1	Due Authorization.

The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite action, will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation, bylaws or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, and will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

3.2	Due Execution.

This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditor’s rights or general principles of equity.

4.	Miscellaneous.

4.1	Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

4.2	Governing Law.

The rights and obligations of the parties shall be governed by, and this Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

4.3	Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

4.4	Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5	Notices.

Any notice required or permitted to be given hereunder shall be sufficient if in writing and given in accordance with Section 9.11 of the Contribution Agreement.

4.6	Attorneys’ Fees.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

4.8	No Inconsistent Agreements.

Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investor in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person containing obligations that have not been satisfied in full as of the date hereof, to the extent such obligations arise on or before the date hereof.

4.9	Specific Performance.

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

4.10	Severability.

If any provision of this Agreement, as applied to either party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

4.11	Rules of Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)    The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.

4.12	Entire Agreement.

This Agreement and the documents referred to herein constitutes the entire agreement among the parties with regard to the subject matter hereof, and supercedes any and all prior negotiations, correspondence, understandings and agreements between the parties regarding the subject matter hereof or thereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, each of the parties has caused this Registration Rights Agreement to be executed on its behalf as of the date first written above.

“Company” GENIUS PRODUCTS, INC. By: /s/ Trevor Drinkwater Name: Trevor Drinkwater Title: Chief Executive Officer	“Investor” THE WEINSTEIN COMPANY LLC, for itself and on behalf of all other Holders of Registrable Securities By: /s/ Lawrence Madden Name: Lawrence Madden Title: Chief Financial Officer